EXHIBIT 99.2

 FOURTH QUARTER 2018 RESULTSFebruary 13, 2019

Safe Harbor for Forward-Looking Statements

Certain statements in this presentation are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, particularly those regarding our 2019 Financial Guidance. Such forward-looking statements are subject to numerous assumptions, risks and uncertainties that could cause actual results to differ materially from those described in those statements. Readers should carefully review the Risk Factors slide of this presentation. These forward-looking statements are based on management’s expectations or beliefs as of February 13, 2019 as well as those set forth in our Annual Report on Form 10-K filed by us on March 1, 2018 with the Securities and Exchange Commission (“SEC”) and our quarterly report on form 10-Q filed by us on August 9, 2018 with the SEC and the other reports we file from time to time with the SEC. We undertake no obligation to revise or publicly release any updates to such statements based on future information or actual results. Such forward-looking statements address the following subjects, among others:

- Future operating results
- Ability to acquire businesses on acceptable terms and integrate and recognize synergies from acquired businesses
- Deployment of cash and investment balances to grow the company
- Subscriber growth, retention, usage levels and average revenue per account
- Cloud service and digital media growth and continued demand for fax services
- International growth
- New products, services, features and technologies
- Corporate spending including stock repurchases
- Intellectual property and related licensing revenues
- Liquidity and ability to repay or refinance indebtedness
- Systems capacity, coverage, reliability and security
- Regulatory developments and taxes

All information in this presentation speaks as of February 13, 2019 and any redistribution or rebroadcast of this presentation after that date is not intended and will not be construed as updating or confirming such information.

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Risk Factors

The following factors, among others, could cause our business, prospects, financial condition, operating results and cash flows to be materially adversely affected:

- Inability to sustain growth or profitability, and any related impact of U.S. or worldwide economic issues on customer acquisition, retention and usage levels, advertising spend and credit and debit card payment declines
- Inability to acquire businesses on acceptable terms or successfully integrate and realize anticipated synergies
- Reduced use of fax services due to increased use of email, scanning or widespread adoption of digital signatures or otherwise
- Failure to offer compelling digital media content causing reduced traffic and advertising levels; loss of advertisers or reduction in advertising spend; increased prevalence or effectiveness of advertising blocking technologies; inability to monetize handheld devices and handheld traffic supplanting monetized traffic; and changes by our vendors or partners that impact our traffic or publisher audience acquisition and/or monetization
- New or unanticipated costs and/or fees or tax liabilities, including those relating to federal and state income tax and indirect taxes, such as sales, value-added and telecommunications taxes
- Inability to manage certain risks inherent to our business, such as fraudulent activity, system failure or a security breach; inability to manage reputational risks associated with our businesses
- Competition from others with regard to price, service, content and functionality
- Inadequate intellectual property (IP) protection, expiration, invalidity or loss of key patents, violations of 3rd party IP rights or inability or significant delay in monetizing IP
- Inability to continue to expand our business and operations internationally
- Inability to maintain required services on acceptable terms with financially stable telecom, co-location and other critical vendors; and inability to obtain telephone numbers in sufficient quantities on acceptable terms and in desired locations
- Level of debt limiting availability of cash flow to reinvest in the business; inability to repay or refinance debt when due; and restrictive covenants relating to debt imposing operating and financial restrictions on business activities or plans
- Inability to maintain and increase our customer base or average revenue per user
- Inability to achieve business or financial results in light of burdensome telecommunications, internet, advertising, health care, consumer, privacy or other regulations, or being subject to existing regulations
- Inability to adapt to technological change and diversify services and related revenues at acceptable levels of financial return
- Loss of services of executive officers and other key employees
- Other factors set forth in our Annual Report on Form 10-K filed by us on March 1, 2018 with the SEC and our quarterly report on Form 10-Q filed by us on August 9, 2018 with the SEC and the other reports we file from time to time with the SEC

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 4  Q4 Consolidated Financial Snapshot(1)  See slides 16-22 for a GAAP reconciliation of adjusted non-GAAP gross profit, adjusted EBITDA and adjusted earnings per diluted share for the Company as a whole and by businessFigures are adjusted non-GAAP

 5  FY 2018 Consolidated Financial Snapshot(1)  See slides 16-22 for a GAAP reconciliation of adjusted non-GAAP gross profit, adjusted EBITDA and adjusted earnings per diluted share for the Company as a whole and by businessFigures are adjusted non-GAAP

 6  Adjusted EBITDA and Free Cash Flow(1)  See slide 17 for a GAAP reconciliation of Free Cash FlowFigures are adjusted non-GAAP

 7  Q4 2018 Financial Snapshot By Business (1)  See slides 16-22 for a GAAP reconciliation of adjusted EBITDA for the Company as a whole and by businessFigures are adjusted non-GAAP  Includes ($1.7MM) reclass from j2 Inc.  Includes ($1.8MM) reclass from j2 Inc.

 8  FY 2018 Financial Snapshot By Business (1)  See slides 16-22 for a GAAP reconciliation of adjusted EBITDA for the Company as a whole and by businessFigures are adjusted non-GAAP  Includes ($6.1MM) reclass from j2 Inc.  Includes ($5.9MM) reclass from j2 Inc.

 2019FINANCIAL GUIDANCE

2019 Outlook (Forward-Looking Statements)

Cloud Services

- Revenue growth expected to be ~5%
  - EBITDA(1)(2) margin in line with prior year
- Additional depreciation due to capital expenditures in the Fax and Backup business units, as well as the full-year impact of M&A completed in 2018

Digital Media

- Revenue growth expected to be in excess of 10%
- EBITDA(1)(2) margin expected to be 33% - 34%
- Distribution of Revenues in 2019
  - Q1 expected to represent ~20% of total annual Revenue, similar to prior year
  - Q4 expected to represent ~ 30% of total annual Revenue, similar to prior year

Corporate

- Tax rate expected to be between 20.5%-22.5%
- Excludes Share-Based Compensation of between $23-$27MM
- Effective Share Count used for EPS calculation is estimated to be 48.8MM, with no assumed dilution from the convertible note
- Increase in corporate expense due to the company-wide initiative to invest in an Oracle Fusion platform (~$3.7MM)

(1) Figures are adjusted non-GAAP.
(2) See slides 16-22 for a GAAP reconciliation of revenue, earnings per diluted share, free cash flow, and EBITDA.

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 11  2019 Guidance (Forward-Looking Statements)  Figures are adjusted non-GAAP.Adjusted earnings per diluted share excludes share-based compensation, amortization of acquired intangibles and the impact of any currently anticipated items, in each case net of tax.

 SUPPLEMENTALINFORMATION

 Consolidated Metrics  13  See slide 16 for a reconciliation of non-GAAP earnings and EPS to GAAP Net Income and diluted GAAP EPSSee slide 17 for a definition of Free Cash Flow and reconciliation to Net Cash Provided by Operating ActivitiesSee slides 18-22 for a definition of adjusted EBITDA and reconciliation to Net IncomeFigures are adjusted non-GAAP

Cloud Services & Digital Media Metrics

Cloud Services Metrics	2017 Q1	2017 Q2	2017 Q3	2017 Q4	2018 Q1	2018 Q2	2018 Q3	2018 Q4
Revenue by Type (in '000s)								
Fixed Subscriber Revenues	$115,726	$117,556	$118,755	$119,232	$120,840	$123,648	$123,111	$121,350
Variable Subscriber Revenues	$24,606	$25,863	$25,808	$26,651	$28,482	$26,479	$26,781	$26,591
Subscriber Revenues	**$140,332**	**$143,419**	**$144,563**	**$145,882**	**$149,322**	**$150,127**	**$149,892**	$147,940
Other Licenses Revenues (1)	$1,212	$1,291	$1,223	$1,034	$163	$170	$202	$158
Total Cloud Services Revenues	$141,544	$144,709	$145,787	$146,916	$149,485	$150,297	$150,094	$148,099
Revenue - DID vs. Non-DID								
DID Based Revenues	$93,438	$95,490	$96,702	$99,299	$98,692	$98,488	$98,897	$97,003
Non-DID Based Revenues	$48,106	$49,220	$49,084	$47,617	$50,793	$51,809	$51,197	$51,096
Total Cloud Services Revenues	$141,544	$144,709	$145,787	$146,916	$149,485	$150,297	$150,094	$148,099
Cloud Services Customers (2)	**3,116**	**3,141**	**3,175**	**3,176**	**3,185**	3,197	3,204	3,165
Average Monthly Revenue/Customer (3)	$15.03	$15.28	$15.26	$15.31	$15.65	$15.68	$15.61	$15.49
Cancel Rate (4)	2.3%	2.1%	2.2%	2.0%	2.2%	2.0%	2.2%	2.1%
Digital Media Metrics(5) (in '000s)								
Visits*	1,401,666	1,352,200	1,394,177	1,572,398	1,957,985	1,952,270	1,949,167	1,846,496
Views*	5,386,097	6,054,062	5,872,437	6,418,612	8,159,496	7,528,471	7,980,168	8,058,385

(1) Cloud Services revenue includes IP Licensing revenue
(2) Cloud Services Customers are defined as paying DIDs for Fax & Voice services and direct and resellers' accounts for other services
(3) Quarterly Average Revenue per Customer is calculated using our standard convention of applying the average of the quarter's beginning and ending customer base to the total revenue of the quarter
(4) User cancel rate, also called user churn, is defined as cancellation of service by Cloud Business customers with greater than 4 months of continuous service (continuous service includes Cloud Business customers that are administratively cancelled and reactivated within the same calendar month). User cancel rate is calculated monthly and expressed here as an average over the three months of the quarter.
(5) Digital Media Traffic figures based on Google Analytics & Partner Platforms

* Q1 & Q2 2018 Digital Media metrics were updated to reflected Snapchat figures previously unavailable for recent acquisitions.

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15  Return on Invested Capital (ROIC) Calculation  Cumulative spend based on PPE, purchase of acquisitions (net of proceeds from sale of businesses), purchase of intangibles and deferred payments for acquisitions from Statement of Cash FlowAdjusted EBITDA is defined as net income plus interest and other expense, net; income tax expense; depreciation and amortization and the items used to reconcile GAAP to Adjusted Non-GAAP EPS. Adjusted EBITDA amounts are not meant as a substitute for GAAP, but are solely for informational purposes. See slide 18 for GAAP reconciliation to adjusted EBITDAFigures are adjusted non-GAAPInvestment Equity Capital defined as Initial Equity plus Net Income less Dividends less BuybacksNet Debt defined as Total Debt less Cash

 Q4 and FY 2018 Reconciliation of GAAP to Adjusted Non-GAAP Earnings & EPS (1)  16  Non-GAAP net income is GAAP net income with the following modifications: (1) elimination of share-based compensation and the associated payroll tax expense; (2) elimination of certain acquisition-related integration costs; (3) elimination of interest costs in excess of the coupon rate associated with the convertible notes; (4) elimination of amortization of patents and intangible assets that we acquired; (5) elimination of change in value on investment; (6) elimination of additional tax or indirect tax related expense/benefit from prior years; (7) elimination of gain on sale of businesses; (8) elimination of additional tax expense due to the Tax Cuts and Jobs Act; (9) elimination of certain restructuring costs; and (10) elimination of dilutive effect of the convertible debt.  Figures are adjusted non-GAAP.

 GAAP Reconciliation Free Cash Flow(1) (2)  17  Free Cash Flow is defined as net cash provided by operating activities, less purchases of property, plant and equipment, less patent settlement, plus excess tax benefits (deficits) from share based compensation, plus IRS settlement, plus contingent consideration. Free Cash Flow amounts are not meant as a substitute for GAAP, but are solely for informational purposesFigures are adjusted non-GAAP

 GAAP Reconciliation Adjusted EBITDA(1) (2)  18  Adjusted EBITDA is defined as net income plus interest and other expense, net; income tax expense; depreciation and amortization and the items used to reconcile GAAP to Adjusted Non-GAAP EPS. Adjusted EBITDA amounts are not meant as a substitute for GAAP, but are solely for informational purposes Figures are adjusted non-GAAP

 Q4 2018 Reconciliation of GAAP to Adjusted EBITDA(1)   19  Figures are adjusted non-GAAP

 Q4 2017 Reconciliation of GAAP to Adjusted EBITDA(1)  20  Figures are adjusted non-GAAP

 FY 2018 Reconciliation of GAAP to Adjusted EBITDA(1)  21  Figures are adjusted non-GAAP

 FY 2017 Reconciliation of GAAP to Adjusted EBITDA(1)  22  Figures are adjusted non-GAAP